STATE OF DELAWARE
                        1998 ANNUAL FRANCHISE TAX REPORT
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DO NOT ALTER FILE NUMBER

FILE NUMBER         CORPORATION NAME                        PHONE NUMBER
0961349             CENTURY PACIFIC FINANCIAL CORPORATION
FEDERAL EMPLOYER ID NO.  INCORPORATION DATE   RENEWAL/REVOCATION DATE   DATE OF        FROM      TO
86-0448546               DECEMBER 29, 1982    JANUARY 31, 1995          INACTIVITY:    /   /    /   /

AUTHORIZED STOCK         DESIGNATION     NO. OF SHARES  PAR VALUE/SHARE   NO. SHARES   TOTAL GROSS  ASSET DATE  ASSETS FOR REGULATED
BEGIN DATE  ENDING DATE  OR STOCK CLASS                                   ISSUED       ASSETS                   INVESTMENT CORPS
12-02-95                 COMMON          100,000,000       .04000                                               JAN. 1ST
                         PREFERRED         5,000,000       .05000                                               DEC. 31ST

FRANCHISE TAX       $50.00 PENALTY      3.5% MONTHLY INTEREST    ANN. FILING FEE   PREV. CREDIT OR BALANCE  PREPAID QRTLY. PAYMENTS
$150,000.00         $.00                $.00                     $20.00            $10.50CR

                                                                                                           AMOUNT DUE
                                                                                                           $150,009.50
          Registered Agent 9015442
          THE COMPANY CORPORATION                                                                       MAKE CHECK PAYABLE
          1013 CENTRE ROAD                                                                          DELAWARE SECRETARY OF STATE
          WILMINGTON, DE 19805                                                                     CHECK NO.     AMOUNT ENCLOSED
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$50.00 PENALTY If not Received on or before
March 1, 1999, Plus 1.3% interest per mo.    2  030199  0951343  015000950  0  2

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If the report is torn or damaged, the state will not accept for filing. Requests
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to include  your TCC  account  number  and  Delaware  State ID number  with your request.

                                   Thank you!